IAS Reports Fourth Quarter and Full Year 2022 Financial Results

Fourth quarter revenue increased 15% to $117.4 million

Fourth quarter net income increased to $11.5 million at a 10% margin; fourth quarter adjusted EBITDA increased 20% to $40.0 million at a 34% margin

Provides 2023 first quarter and full year financial growth outlook

NEW YORK – March 2, 2023 – Integral Ad Science Holding Corp. (Nasdaq: IAS), a global leader in digital media quality, today announced financial results for the fourth quarter and full year ended December 31, 2022.

"We reported positive fourth quarter results with growth across all business lines," said Lisa Utzschneider, CEO of IAS. "We are off to a solid start to 2023 and expect full-year, double-digit revenue growth as we drive customer adoption of our industry-leading products. We look forward to advancing our partnerships to ensure marketers optimize their spend with access to quality media in brand safe, brand suitable environments."
Fourth Quarter 2022 Financial Highlights
•Total revenue was $117.4 million, a 15% increase compared to $102.5 million in the prior-year period.

•Programmatic revenue was $55.1 million, a 30% increase compared to $42.3 million in the prior-year period.

•Advertiser direct revenue was $44.7 million, a 2% increase compared to $43.9 million in the prior-year period.

•Supply side revenue was $17.6 million, a 9% increase compared to $16.2 million in the prior-year period.

•International revenue, excluding the Americas, was $37.3 million, a 6% increase compared to $35.1 million in the prior-year period, or 32% of total revenue for the fourth quarter of 2022.

•Gross profit was $95.5 million, an 11% increase compared to $86.1 million in the prior-year period. Gross profit margin was 81% for the fourth quarter of 2022.

•Net income was $11.5 million, or $0.07 per share, compared to a net loss of $(4.8) million, or $(0.03) per share, in the prior-year-period. Net income margin was 10% for the fourth quarter of 2022.

•Adjusted EBITDA* was $40.0 million, a 20% increase compared to $33.4 million in the prior-year period. Adjusted EBITDA* margin was 34% for the fourth quarter of 2022.
Full Year 2022 Financial Highlights
•Total revenue was $408.3 million, a 26% increase compared to $323.5 million in the prior year.

•Programmatic revenue was $190.6 million, a 42% increase compared to $134.4 million in the prior year.

•Advertiser direct revenue was $154.9 million, a 6% increase compared to $146.3 million in the prior year.

•Supply side revenue was $62.8 million, a 47% increase compared to $42.8 million in the prior year.

•International revenue, excluding the Americas, was $129.1 million, an 8% increase compared to $119.2 million in the prior year, or 32% of total revenue for the full year 2022.

•Gross profit was $332.6 million, a 24% increase compared to $268.9 million in the prior year. Gross profit margin was 81% for the full year 2022.

•Net income was $15.4 million, or $0.10 per share, compared to a net loss of $(52.4) million, or $(0.37) per share, in the prior year. Net income margin was 4% for the full year 2022.

•Adjusted EBITDA* was $126.6 million, a 23% increase compared to $103.3 million in the prior year. Adjusted EBITDA* margin was 31% for the full year 2022.

•Cash and cash equivalents were $86.9 million at December 31, 2022.

Recent Business Highlights

•TikTok Marketing Partners Program - IAS joined the TikTok Marketing Partners Program as a badged Measurement Partner for their new Brand Safety & Suitability specialty. IAS was chosen based on its record of wins on TikTok and meeting their highest standard of measurement solutions.
•Twitter Expansion - IAS expanded its third-party brand safety and suitability measurement with Twitter in the U.S. IAS will provide Twitter advertisers with reporting that is aligned with Global Alliance for Responsible Media (GARM) brand safety and suitability risk levels.
•Gadsme Partnership - IAS announced its first-to-market partnership with Gadsme, a premium in-game advertising platform. The partnership will enable IAS to verify Gadsme ad inventory globally and provide marketers with third-party viewability and invalid traffic through the IAS Signal platform.
•Industry Pulse Report - IAS released its 2023 Industry Pulse Report in December 2022, which surveys hundreds of U.S. media experts to determine key trends and emerging technologies.
•Management Appointments - IAS appointed Kevin Alvero as Head of Global Compliance in January of 2023. Alvero will lead the global accreditation process and manage compliance worldwide for IAS. In November of 2022, IAS appointed Khurrum Malik as Chief Marketing Officer to accelerate IAS's market growth initiatives and lead its global marketing strategy.

Financial Outlook

Tania Secor, CFO of IAS, commented, "Our 2023 financial outlook reflects our commitment to profitable growth. We expect adjusted EBITDA margin improvement resulting from our more streamlined and efficient operations, primarily due to the restructuring in the fourth quarter. At the same time, we will continue to invest in targeted initiatives in 2023 to support our long-term growth."

IAS expects revenue and adjusted EBITDA for the first quarter and full year 2023 in the following ranges:

First Quarter Ending March 31, 2023:
•Total revenue of $102 million to $104 million
•Adjusted EBITDA* of $29 million to $31 million

Year Ending December 31, 2023:
•Total revenue of $453 million to $463 million
•Adjusted EBITDA* of $141 million to $149 million

* See “Supplemental Disclosure Regarding Non-GAAP Financial Information” section herein for an explanation of Non-GAAP measures. IAS is unable to provide a reconciliation for forward-looking guidance of Adjusted EBITDA and corresponding margin to net income (loss) and corresponding margin, the most closely comparable GAAP measures, because certain material reconciling items, such as depreciation and amortization, interest expense, income tax expense (benefit) and acquisition, restructuring and integration expenses, cannot be estimated due to factors outside of IAS's control and could have a material impact on the reported results. However, IAS estimates stock-based compensation expense for the first quarter of 2023 in the range of $11 million to $13 million and for the full year 2023 in the range of $62 million to $66 million. A reconciliation is not available without unreasonable effort.

INTEGRAL AD SCIENCE HOLDING CORP.
CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE DATA)	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$86,877	$73,210
Restricted cash	45	70
Accounts receivable, net	67,884	53,028
Unbilled receivables	41,550	36,210
Prepaid expenses and other current assets	24,761	7,632
Due from related party	29	15
Total current assets	221,146	170,165
Property and equipment, net	2,412	1,413
Internal use software, net	23,642	18,100
Intangible assets, net	217,558	258,316
Goodwill	674,094	676,513
Operating lease right-of-use assets, net	22,787	—
Deferred tax asset, net	2,020	887
Other long-term assets	5,024	4,143
Total assets	$1,168,683	$1,129,537
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$60,799	$56,257
Operating lease liabilities, current	6,749	—
Due to related party	122	74
Deferred revenue	99	160
Total current liabilities	67,769	56,491
Accrued rent	—	854
Deferred tax liability, net	45,495	53,523
Long-term debt	223,262	242,798
Operating lease liabilities, non-current	22,875	—
Other long-term liabilities	1,066	8,681
Total liabilities	360,467	362,347
Commitments and Contingencies (Note 15)
Stockholders’ Equity
Preferred Stock, $0.001 par value, 50,000,000 shares authorized at December 31, 2022; 0 shares issued and outstanding at December 31, 2022 and 2021	—	—
Common Stock, $0.001 par value, 500,000,000 shares authorized at December 31, 2022, 153,990,128 and 154,398,495 shares issued and outstanding at December 31, 2022 and 2021, respectively	154	154
Additional paid-in-capital(1)	810,186	781,951
Accumulated other comprehensive loss	(2,899)	(315)
Accumulated earnings (deficit)(1)	775	(14,600)
Total stockholders’ equity	808,216	767,190
Total liabilities and stockholders’ equity	$1,168,683	$1,129,537

(1) Balances prior to the Company’s conversion to a Delaware corporation have been reclassified to additional paid-in capital to give effect to the corporate conversion described in Note 1 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K.

INTEGRAL AD SCIENCE HOLDING CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended December 31,		Year ended December 31,
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)	2022	2021	2022	2021
Revenue	$117,435	$102,472	$408,348	$323,513
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown below)	21,891	16,381	75,755	54,572
Sales and marketing	28,325	23,422	106,286	86,412
Technology and development	22,280	19,465	76,351	67,019
General and administrative	23,572	21,319	79,654	78,989
Depreciation and amortization	12,811	17,188	50,396	62,286
Facility exit costs	—	6,600	—	6,600
Foreign exchange loss, net(1)	1,246	238	4,749	645
Total operating expenses	110,125	104,613	393,191	356,523
Operating income (loss)	7,310	(2,141)	15,157	(33,010)
Interest expense, net	(3,194)	(1,364)	(9,053)	(19,244)
Employee retention tax credit	—	—	6,981	—
Loss on extinguishment of debt	—	—	—	(3,721)
Net income (loss) before income taxes	4,116	(3,505)	13,085	(55,975)
(Provision) benefit from income taxes	7,371	(1,317)	2,288	3,538
Net income (loss)	$11,487	$(4,822)	$15,373	$(52,437)
Net income (loss) per share – basic and diluted(2)	$0.07	$(0.03)	$0.10	$(0.37)
Weighted average shares outstanding:
Basic	153,792,438	153,940,536	154,699,694	143,535,546
Diluted	155,288,725	153,940,536	157,258,083	143,535,546
Other comprehensive income (loss):
Foreign currency translation adjustments	$8,634	$(1,103)	$(2,584)	$(4,838)
Total comprehensive income (loss)	$20,121	$(5,925)	$12,789	$(57,275)

(1) Prior period amounts have been reclassified to conform to current period presentation.

(2)Amounts for periods prior to the Company’s conversion to a Delaware corporation have been retrospectively adjusted to give effect to the corporate conversion described in Note 1 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K.

INTEGRAL AD SCIENCE HOLDING CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’/MEMBERS’ EQUITY

	Members’ Interest		Common Stock
(IN THOUSANDS, EXCEPT UNITS AND SHARES DATA)	Units(1)	Amount	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated earnings (deficit)	Total members’/stockholders' equity
Balances at January 1, 2020	134,034,604	$553,862	—	$—	$—	$175	$(94,365)	$459,672
Repurchase of units	(35,090)	(145)	—	—	—	—	(22)	(167)
Units vested	39,980	—	—	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	4,348	—	4,348
Net loss	—	—	—	—	—	—	(32,374)	(32,374)
Balances at December 31, 2020	134,039,494	$553,717	—	$—	$—	$4,523	$(126,761)	$431,479
Repurchase of units	(99,946)	(413)	—	—	—	—	(791)	(1,204)
Units vested	17,486	—	—	—	—	—	—	—
Option exercises	246,369	1,075	—	—	3,360	—	—	4,435
Foreign currency translation adjustment	—	—	—	—	—	(4,838)	—	(4,838)
Net loss prior to corporate conversion	—	—	—	—	—	—	(37,832)	(37,832)
Conversion to Delaware corporation (Note 1)	(134,203,403)	(554,379)	134,203,403	134	388,860	—	165,385	—
Rounding units/shares as a result of corporate conversion	—	—	(17)	—	—	—	—	—
Stock-based compensation	—	—	—	—	55,222	—	—	55,222
RSUs vested	—	—	26,931	—	150	—	—	150
Issuance of common stock in connection with initial public offering	—	—	16,821,330	17	274,340	—	—	274,357
Issuance of common stock for Publica acquisition	—	—	2,888,889	3	49,628	—	—	49,631
Issuance of common stock for Context acquisition	—	—	457,959	—	10,391	—	—	10,391
Net loss	—	—	—	—	—	—	(14,600)	(14,600)
Balances at December 31, 2021	—	$—	154,398,495	$154	$781,951	$(315)	$(14,600)	$767,190
RSUs vested	—	—	1,084,966	1	—	—	—	1
Options exercises	—	—	1,586,728	2	7,153	—	—	7,155
Stock-based compensation	—	—	—	—	44,733	—	—	44,733
Foreign currency translation adjustment	—	—	—	—	—	(2,584)	—	(2,584)
Repurchase of common stock	—	—	(3,080,061)	(3)	(23,652)	—	—	(23,655)
Net income	—	—	—	—	—	—	15,373	15,373
Balances at December 31, 2022	—	$—	153,990,128	$154	$810,186	$(2,899)	$775	$808,216
(1) Amounts for periods prior to the Company’s conversion to a Delaware corporation have been retrospectively adjusted to give effect to the corporate conversion described in Note 1 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K.

INTEGRAL AD SCIENCE HOLDING CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
(IN THOUSANDS)	2022	2021
Cash flows from operating activities:
Net income (loss)	$15,373	$(52,437)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	50,396	62,286
Stock-based compensation	44,752	58,766
Foreign exchange loss, net	5,233	—
Deferred tax benefit	(8,880)	(9,662)
Loss on extinguishment of debt	—	3,721
Facility exit costs	—	6,519
Amortization of debt issuance costs	464	1,136
Allowance for doubtful accounts	1,837	3,024
Non-cash interest expense	—	394
Employee retention tax credit	(6,981)	—
Write off of assets	974	218
Changes in operating assets and liabilities:
Increase in accounts receivable	(18,581)	(9,095)
Increase in unbilled receivables	(5,830)	(8,504)
Decrease in prepaid expenses and other current assets	(10,641)	(3,617)
Increase in operating leases, net	(852)	—
Increase in other long-term assets	(1,057)	(614)
Increase in accounts payable and accrued expenses and other long-term liabilities	6,286	12,246
Increase in accrued rent	—	260
Decrease in deferred revenue	(88)	(976)
Increase (decrease) in due to/from related party	62	(70)
Net cash provided by operating activities	72,467	63,595
Cash flows from investing activities:
Payment for acquisitions, net of acquired cash	(1,603)	(186,435)
Purchase of property and equipment	(2,016)	(955)
Acquisition and development of internal use software and other	(14,673)	(12,702)
Net cash used in investing activities	(18,292)	(200,092)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	281,589
Payments for offering costs	—	(7,233)
Repayment of long-term debt	(35,000)	(356,396)
Repayment of short-term debt	(1,816)	—
Proceeds from the Revolver	15,000	245,000
Payments for debt issuance costs	—	(2,318)
Principal payments on capital lease obligations	—	(326)
Cash paid for unit repurchases	—	(1,201)
Proceeds from exercise of stock options	7,155	1,075
Payments for repurchase of common stock	(23,655)	—
Cash received from Employee Stock Purchase Program (ESPP)	845	—
Net cash provided by (used in) financing activities	(37,471)	160,190
Net increase in cash, cash equivalents, and restricted cash	16,704	23,693

INTEGRAL AD SCIENCE HOLDING CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(3,111)	(2,336)
Cash, cash equivalents, and restricted cash, at beginning of year	76,078	54,721
Cash, cash equivalents, and restricted cash, at end of year	$89,671	$76,078
Supplemental Disclosures:
Cash paid during the year for:
Interest	$8,511	$17,109
Taxes	$16,396	$2,238
Non-cash investing and financing activities:
Property and equipment acquired included in accounts payable	$97	$105
Internal use software acquired included in accounts payable	$1,517	$859
Conversion of members’ equity to additional paid-in capital	$—	$165,385
Lease liabilities arising from right of use assets	$29,624	$—

Supplemental Disclosure Regarding Non-GAAP Financial Information

We use supplemental measures of our performance, which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. Adjusted EBITDA is the primary financial performance measure used by management to evaluate our business and monitor ongoing results of operations. Adjusted EBITDA is defined as income/loss before depreciation and amortization, stock-based compensation, interest expense, income taxes, acquisition, restructuring and integration costs, IPO readiness costs, foreign exchange gains and losses, and other one-time, non-recurring costs. Adjusted EBITDA margin represents the adjusted EBITDA for the applicable period divided by the revenue for that period presented in accordance with GAAP.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our shareholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, these measures are not a substitute for, or superior to, U.S. GAAP financial measures or disclosures. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Reconciliation of historical Adjusted EBITDA and corresponding margin to their most directly comparable GAAP financial measures, net income/loss and corresponding margin are presented below. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items.

Reconciliation of Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
(in thousands except percentages)	2022	2021	2022	2021
Net income (loss)	$11,487	$(4,822)	$15,373	$(52,437)
Depreciation and amortization	12,811	17,188	50,396	62,286
Stock-based compensation	11,645	9,094	44,752	58,766
Interest expense, net	3,194	1,364	9,053	19,244
Provision (benefit) from income taxes	(7,371)	1,317	(2,288)	(3,538)
Restructuring and severance costs	5,904	1,183	10,321	4,249
Acquisition and integration costs	118	1,265	97	3,092
Foreign exchange loss, net	1,246	—	4,798	—
Employee retention tax credit	—	—	(6,981)	—
Facility exit costs	—	6,600	—	6,600
Debt extinguishment costs	—	—	—	3,721
IPO readiness costs	—	—	—	1,094
Asset impairments and other costs	1,003	223	1,058	223
Adjusted EBITDA	$40,037	$33,412	$126,579	$103,300
Revenue	$117,435	$102,472	$408,348	$323,513
Net income (loss) margin	10%	(5)%	4%	(16)%
Adjusted EBITDA margin	34%	33%	31%	32%

Stock-Based Compensation

	Three months ended December 31,		Year ended December 31,
(in thousands)	2022	2021	2022	2021
Cost of revenue	$249	$39	$507	$86
Sales and marketing	2,871	2,864	13,520	16,090
Technology and development	2,958	2,366	9,937	11,196
General and administrative	5,567	3,825	20,788	31,395
Total stock-based compensation	$11,645	$9,094	$44,752	$58,766

Conference Call and Webcast Information
IAS will host a conference call and live webcast to discuss its fourth quarter and full year 2022 financial results today at 5:00 p.m. ET. To access the live webcast and conference call dial-in, please register under the "News & Events" section of IAS's investor relations website. A replay will be available on IAS’s investor relations website following the live call: https://investors.integralads.com.

About Integral Ad Science
Integral Ad Science (IAS) is a global leader in digital media quality. IAS makes every impression count, ensuring that ads are viewable by real people, in safe and suitable environments, activating contextual targeting, and driving supply path optimization. Our mission is to be the global benchmark for trust and transparency in digital media quality for the world's leading brands, publishers, and platforms. We do this through data-driven technologies with actionable real-time signals and insight. Founded in 2009, IAS works with thousands of top advertisers and premium publishers worldwide. For more information, visit integralads.com.

Forward-Looking Statements
This earnings press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: (i) the adverse effect on our business operating results, financial condition, and prospects from various macroeconomic factors, including instability in geopolitical or market conditions generally; (ii) public health outbreaks, epidemics or pandemics, such as the ongoing effects of the COVID-19 pandemic; (iii) our dependence on the overall demand for advertising; (iv) a failure to innovate or make the right investment decisions; (v) our failure to maintain or achieve industry accreditation standards; (vi) our ability to compete successfully with our current or future competitors in an intensely competitive market; (vii) our dependence on integrations with advertising platforms, demand-side providers (“DSPs”) and proprietary platforms that we do not control; (viii) our international expansion; (ix) our ability to expand into new channels; (x) our ability to sustain our profitability and revenue growth rate decline; (xi) risks that our customers do not pay or choose to dispute their invoices; (xii) risks of material changes to revenue share agreements with certain DSPs; (xiii) the impact that any acquisitions we have completed in the past and may consummate in the future, strategic investments, or alliances may have on our business, financial condition, and results of operations; (xiv) interruption by man-made problems such as terrorism, computer viruses, or social disruption impacting advertising spending; (xv) the risk of failures in the systems and infrastructure supporting our solutions and operations; and (xvi) other factors disclosed in our filings with the SEC. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to update or revise any forward- looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jonathan Schaffer / Lauren Hartman
ir@integralads.com

Media Contact:
press@integralads.com